Exhibit 5.1

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-625-3602
RRE Commercial Center	Honolulu Tel.: 808-352-0749
Majuro, MH 96960	Email:	dreeder.rmi@gmail.com
Marshall Islands		r.simpson@simpson.gr

International Seaways, Inc.

600 Third Avenue, 39th Floor

New York, New York 10016

October 19, 2018

Re: International Seaways, Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as special Republic of the Marshall Islands (the “RMI”), counsel to International Seaways, Inc. (the “Company”), a corporation organized under the laws of the RMI in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) its subordinated debt securities (the “Subordinated Securities”), (ii) its senior debt securities (the “Senior Securities” and, together with the Subordinated Securities, the “Debt Securities”), (iii) its common stock, no par value (the “Common Stock”), (iv) its preferred stock, no par value (the “Preferred Stock”, and, together with the Common Stock, the “Equity Securities”), (v), warrants to purchase the Debt Securities (the “Debt Warrants”), (vi) warrants to purchase the Equity Securities (the “Equity Warrants”, and, together with the Debt Warrants, the “Warrants”), (vii) securities convertible into Debt Securities or Equity Securities (the “Convertible Securities”), and (viii) units consisting of any combination of Debt Securities, Equity Securities, Warrants and Convertible Securities (the “Units”, and, together with the Equity Securities, Debt Securities, the Warrants and the Convertible Securities, the “Securities”).

The Debt Securities and Equity Securities will have an indeterminate aggregate offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. The Subordinated Securities are to be issued under an indenture to be entered into between the Company and The Bank of New York Mellon, as trustee (or another trustee to be named therein), at or before the time of issuance of the Subordinated Securities (the “Subordinated Indenture”). The Senior Securities are to be issued under an indenture, dated as of May 31, 2018, between the Company and The Bank of New York Mellon, as trustee (the “Senior Indenture”). The Warrants are to be issued from time to time under one or more warrant agreements (each such warrant agreement, a “Warrant Agreement”), to be entered into between the Company and the warrant agent to be named therein. The Units are to be issued from time to time under one or more unit agreements (each such unit agreement, a “Unit Agreement” and, together with the Indentures and Warrant Agreement, the “Agreements”), to be entered into between the Company and the unit agent to be named therein.

We have assumed for the purposes of this opinion, without investigation, that, (i) with respect to the issuance and sale of the Subordinated Securities, that an indenture in substantially the same form attached to the Registration Statement, will have been duly executed and delivered by the Company and the trustee named therein and that the Subordinated Indenture will be governed by New York law and will be in compliance with all applicable provisions of RMI Law and with respect to the Debt Securities, when issued, will be executed, authenticated, issued, and delivered by the Company against receipt of consideration therefor approved by the Company and as provided for in the Subordinated Indenture or Senior Indenture, as applicable; (ii) with respect to the issuance and sale the Warrants, that a Warrant Agreement will have been duly executed and delivered by the Company and the warrant agent named therein and that such Warrant Agreement will be governed by New York law and will be in compliance with all applicable provisions of RMI law and with respect to the Warrants, when issued, will be executed, authenticated, issued, and delivered by the Company against receipt of consideration therefor approved by the Company and as provided for in the Warrant Agreement, (iii) with respect to the issuance and sale the Units, that a Unit Agreement will have been duly executed and delivered by the Company and the unit agent named therein and that such Unit Agreement will be governed by New York law and will be in compliance with all applicable provisions of RMI law and with respect to the Units, when issued, will be executed, authenticated, issued, and delivered by the Company against receipt of consideration therefor approved by the Company and as provided for in the Units, (iv) all documents contemplated by the Prospectus to be executed in connection with any offering will be duly authorized, executed and delivered by each of the parties thereto other than the Company prior to an offering of Securities, (v) the terms of the offering will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, (vi) with respect to an offering of Preferred Stock (including Preferred Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms or included in the Units), after the issuance of Preferred Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Preferred Stock outstanding will not exceed the total number authorized under the Company’s Articles of Incorporation then in effect and (vii) with respect to an offering of Common Stock (including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms or included in the Units), after the issuance of Common Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Common Stock outstanding will not exceed the total number authorized under the Company’s Articles of Incorporation then in effect.

We have examined originals or electronic copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus of the Company (the “Prospectus”), included in the Registration Statement, (iii) the Senior Indenture, (iv) the Subordinated Indenture and (v) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Based upon and subject to the foregoing and to the qualifications and limitations hereafter expressed, and having regard to legal considerations we deem relevant, we are of the opinion that:

1.	The Company is a non-resident domestic corporation duly incorporated, validly existing and registered under the laws of the RMI and is in good standing under the laws of the RMI.

2.	The Common Stock (including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms or included in the Units), when they have been duly authorized, and when issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid and non-assessable.

3.	The Preferred Stock (including Preferred Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms or included in the Units), when they have been duly authorized, and when issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid and non-assessable.

4.	Under the law of the RMI, the Debt Securities, Warrants and Units (including Debt Securities, Warrants and Units to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms or included in Units), when the applicable Agreement relating to such Securities has been duly authorized and the Company has taken all necessary action to approve the issuance and terms of such Securities and the terms of the offering thereof and related matters and such Securities have been duly executed, authenticated, and delivered in accordance with the provisions of the relevant Agreement, as applicable, and the other applicable agreements approved by the Company, and upon payment of the consideration thereof or provided for therein, will be legally valid.

5.	The Company has the corporate power and authority to enter into the Agreements. When the terms relating to any of the Securities have been duly adopted and established in accordance with applicable law and the Articles of Incorporation, such Securities will be duly authorized by the Company.

This opinion is limited to the laws of the RMI as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus and in any prospectus supplement related thereto, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Sincerely,

/s/ Dennis J. Reeder

Reeder & Simpson P.C.

Dennis J. Reeder